                                                                       EXHIBIT 5




                    [Letterhead of Lionel, Sawyer & Collins]

                                        October 20, 2000


AMERCO
1325 Airmotive Way, Suite 100
Reno, NV 89502-3239

        Re:     REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3 ("Registration Statement") relating to the registration and sale from time to time by you of up to an aggregate of $350,000,000 of debt securities ("Debt Securities") consisting of debentures, notes and/or other evidences of indebtedness representing unsecured obligations of the Company in amounts, at prices, and on terms to be determined at the time of offering. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

         In connection with this opinion, we have examined:

         a.       the Registration Statement;

         b. the Articles of Incorporation of AMERCO, as amended, certified by the Nevada Secretary of State; and

         c.       the Bylaws of AMERCO certified by the Secretary of AMERCO.

         We have assumed that the proceeds from the sale of the Debt Securities will be used for valid corporate purposes.

         We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all matters contained therein.

         We further assume the following:

         a. The Registration Statement being declared effective under the Securities Act of 1933, as amended;

         b. The due authorization of any resolutions of the Board of Directors of AMERCO by which the Debt Securities are to be issued;

         c. The due authorization by the appropriate members of the Board of Directors of AMERCO and the subsequent execution and delivery of the agreements or indentures pursuant to which the Debt Securities are to be issued, and the authentication of any such agreements or indentures under the Trust Indenture Act of 1939, as amended, if required;

         d. The due execution, registration and delivery of the certificate or instrument or instruments evidencing the Debt Securities; and

         e. The securities being established, issued and sold in the manner specified in the Registration Statement and the exhibits thereto, in accordance with corporate and governmental authorities and not in violation of any applicable law, agreement or instrument.

         Based upon the foregoing and subject to the following it is our opinion that:

         The Debt Securities to be issued by AMERCO will be legally issued and will be the binding obligations of AMERCO subject to bankruptcy, insolvency, moratorium and similar laws affecting the rights of creditors generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except that certain provisions of the Debt Securities may not be enforceable in whole or in part under the laws of the State of Nevada.

         You have informed us that you intend to issue the Debt Securities from time to time on a delayed or continuous basis. Accordingly, this opinion is subject to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Debt Securities you will advise us in writing of the terms thereof, will afford us an opportunity to review the operative documents pursuant to which such Debt Securities are to be issued (including the applicable Prospectus Supplement) and will file such supplement or amendment to this opinion (if any) as we reasonably consider necessary or appropriate by reason of the terms of the Debt Securities.

         Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada.

         This opinion is intended solely for the use of AMERCO in connection with the Registration Statement. It may not be relied upon by any other person or for any other purpose, or reproduced or filed publicly by any person, without the written consent of this firm.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Opinions" in the Registration Statement and Prospectus and in "Legal Matters" in any Prospectus Supplement. We disclaim liability as an expert under law.

                                        Very truly yours,

                                        /s/ Lionel, Sawyer & Collins
                                        LIONEL SAWYER & COLLINS